UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 29, 2009

Platinum Underwriters Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-31341	98-0416483
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

The Belvedere Building, 69 Pitts Bay Road, Pembroke, Bermuda		HM 08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-7195

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 29, 2009, Platinum Underwriters Holdings, Ltd. (the "Company") and Michael D. Price, President and Chief Executive Officer of the Company entered into an amendment (the "Amendment") to the employment agreement between the Company and Mr. Price dated July 24, 2008 (the "Employment Agreement"). The Amendment extends the term of Mr. Price’s employment by two years to July 31, 2013 and includes a new provision providing for automatic one year extensions beginning on August 1, 2013 and continuing on each August 1 thereafter unless Mr. Price or the Company gives the other party written notice, at least 120 days prior to the end of the current term, that Mr. Price or the Company has determined not to extend the term (as extended, the "Term").

The Amendment also provides that the annual rate of Mr. Price’s base salary will increase from $750,000 to $980,000 beginning on January 1, 2010. In addition, he will continue to be eligible to receive an annual performance bonus pursuant to the terms of the Company’s Amended and Restated Annual Incentive Plan ("AIP") during each year of the Term, with a target equal to 200% of base salary for 2009. The target will equal 150% of base salary for each year thereafter. The actual annual bonus paid to Mr. Price will be equal to the target multiplied by the "Performance Bonus Multiplier" as defined in the AIP (the "Formula Bonus Amount"), provided that the Compensation Committee (the "Committee") of the Board of Directors of the Company in its sole discretion may determine the actual annual bonus paid to Mr. Price. Previously, the Committee’s discretion to reduce the amount of the bonus was limited to an amount that was no greater than 20% of the Formula Bonus Amount.

Pursuant to the Amendment, on October 29, 2009, Mr. Price will receive an award of 65,682 restricted common shares of the Company that will vest in two equal installments on July 31 of each of 2012 and 2013. The terms of this award are set forth in a restricted share award agreement between the Company and Mr. Price, substantially in the form attached to the Amendment as Exhibit A.

The Amendment also provides that, on or prior to February 28 of each calendar year of the Term, Mr. Price will be eligible to receive an award under the Company’s Amended and Restated Executive Incentive Plan of that number of share units equal to 100% of his base salary divided by the "Fair Market Value" (as defined in the 2006 Share Incentive Plan) of a common share of the Company on the date of grant, the payout of which is subject to the achievement by the Company of certain performance objectives over a three-year period (each, an "EIP Award"). The actual amount, terms and conditions and the form of payment of any EIP Award will be determined by the Committee in its sole discretion, provided that Mr. Price will receive an EIP Award valued at 100% of base salary on or prior to February 28, 2010. Previously, the Employment Agreement provided that each EIP Award during the term was pre-determined to equal that number of share units equal to $750,000 divided by the Fair Market Value of a common share on the date of grant.

Other terms and conditions of the Employment Agreement were modified by the Amendment to conform to the terms described above.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Amendment, dated October 29, 2009, to Employment Agreement dated July 24, 2008 between the Company and Michael D. Price

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platinum Underwriters Holdings, Ltd.

October 29, 2009	By:	/s/ Michael E. Lombardozzi

Name: Michael E. Lombardozzi
Title: Executive Vice President, General Counsel and Chief Administrative Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment, dated October 29, 2009, to Employment Agreement dated July 24, 2008 between the Company and Michael D. Price